EXHIBIT 10.23

AGREEMENT

THIS AGREEMENT (the “Agreement”) is made as of _________, 20__ (the “Effective Date”) by and between __________, an individual residing at  (“Limited Partner”), Clean Energy Funding, LP, a California limited partnership having its principal place of business at 3080 12th Street, Riverside, CA 92507 (the “Partnership”), Solarmax Renewable Energy Provider, Inc., a California corporation having a principal place of business at 3080 12th Street, Riverside, California 92507 (“SREP”) and SolarMax Technology, Inc., a Nevada corporation having a principal place of business at 3080 12th Street, Riverside, California 92507 (“SolarMax” and, together with the Limited Partner, the Partnership, SREP and SolarMax, the “Parties” and each, individually, a “Party”).

R E C I T A L S

WHEREAS, the Partnership conducted a private offering (“Offering”) of limited partnership interests and raised capital from non-U.S. investors pursuant to Rule 506 of Regulation D and Regulation S of the Securities Act of 1933, as amended (“Securities Act”), and in accordance with EB-5 Immigration Investment Program (“EB-5 Program”) requirements; and

WHEREAS, the Partnership used the Offering proceeds to provide financing for the Project (as such term is defined in Section 1.7 of the Partnership’s limited partnership agreement dated December 24, 2013 (“Partnership Agreement”), by and through loans (“Loan”) to SREP in the aggregate principal amount of $45,000,000, as set forth in Loan Agreement dated January 3, 2012 (“Loan Agreement”) between the Partnership and SREP; and

WHEREAS, SREP is a wholly-owned subsidiary of SolarMax; and

WHEREAS, in connection with his or her investment of his capital contribution to the Partnership, the Limited Partner has filed Immigrant Petition by Alien Entrepreneur Form I-526 (“I-526 Petition”) with the United States Citizenship and Immigration Services (“USCIS”), which has since been approved by the USCIS; and

WHEREAS, the Limited Partner represents to the Partnership that the Limited Partner has submitted the Form I-829 Petition to Remove Conditions (“I-829 Petition”) with the USCIS, and the I-829 Petition has been approved by the USCIS; and

WHEREAS, pursuant to Section 2.5 of the Partnership Agreement, the Limited Partner may withdraw his capital contribution upon the removal of conditions of the Limited Partner’s permanent resident status, which occurred upon the approval of the Limited Partner’s I-829 Petition; and

WHEREAS, the Limited Partner has given the Partnership a notice of withdrawal from the Partnership; and

WHEREAS, the Partnership may, but is not required to, distribute to the Limited Partner any balance in the Limited Partner’s capital account, subject to certain conditions; and

WHEREAS, by this agreement, in full satisfaction of the Partnership’s payment of the Limited Partner’s capital contribution, the Partnership is transferring to the Limited Partner a portion of the note (the “SREP Note”) issued by SREP to the Partnership in the principal amount equal to the balance of the Limited Partner’s capital amount (the “Assigned Portion of the Loan”) and an interest in the security held by the Partnership in the SREP Note, and the Limited Partner is exchanging the Assigned Portion of the Loan for the 4% Secured Subordinated Convertible Promissory Note due five years from issuance jointly and severally issued by SolarMax and SREP (the “SolarMax Note”) in the principal amount equal to the Assigned Portion of the Loan; and

1

WHEREAS, the SolarMax Note will be secured by a security interest in the Collateral, as hereinafter defined, which secures the SREP Note;

NOW, THEREFORE, in consideration of the mutual promises described herein, the Parties hereby agree to the terms and conditions set forth below.

1. Assignment of Assigned Portion of the Loan.

(a) The Partnership hereby assigns, transfers and conveys to the Limited Partner such portion of the Partnership’s right, title and interest in the SREP Note as equals the Assigned Portion of the Loan (the “LP Loan Amount”), together with an interest in the collateral held by the Partnership as security for the Loan. As a result of the transfer pursuant to this Section 1(a), without any further action on the part of the Partnership or SREP, the principal amount of the SREP Note is hereby reduced by the amount of the LP Loan Amount, and the Partnership has satisfied any obligation it has to the Limited Partner with respect to the Limited Partner’s capital contribution.

(b) As a result of the assignment of the Assigned Portion of the Note in the amount of the LP Loan Amount to the Limited Partner in respect of the balance of the Limited Partner’s capital account, the Limited Partner ceases to have any rights as a limited partner or otherwise under the Partnership Agreement and has no right or interest in the Partnership and has no rights or interests in or pursuant to the Partnership’s Partnership Agreement and no claims against Partnership or the general partner of the Partnership.

2. Exchange of LP Note Amount for SolarMax Note.

(a) Pursuant to this Agreement, the Limited Partner is exchanging the Assigned Portion of the Note in the amount of the LP Loan Amount for a SolarMax Note in the principal amount equal to the LP Note Amount, which shall be secured by a security interest in the Collateral, as provided in Sections 2(b) and 2(c) of this Agreement.

(b) The Limited Partner hereby assigns, transfers and conveys to SREP all of the Limited Partner’s right, title and interest in and to the Assigned Portion of the Note, without recourse to the Limited Partner. As a result of the assignment, the Limited Partner, upon the execution of this Agreement by the Limited Partner, has and shall have no further interest in the Assigned Portion of the Note.

(c) Contemporaneously with the execution of the Agreement, SolarMax and SREP are executing and delivering to the Limited Partner a SolarMax Note in the principal amount equal to the Assigned Portion of the Note. The Note shall be in substantially the form of Exhibit B to this Agreement. The Limited Partner, in his or her capacity as a holder of a SolarMax Note is referred to as the “Noteholder.”

(d) As a security for the payment and performance of all debts, liabilities and obligations of SREP and SolarMax pursuant to the SolarMax Note, SREP hereby grants to the Noteholder, as a holder of the SolarMax Note issued to the Noteholder, a security interest (the “Security Interest”) in all of its right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising and however and wherever arising or located (collectively, “Collateral”):

(i) Accounts: All present and future accounts, accounts receivable and other rights of SREP to payment for the sale or lease of goods or the rendition of services, including without limitation all SREP’s installment sales contracts with its commercial and residential customers for the sale or lease of solar energy systems provided by SREP (collectively, “Solar Energy Contracts”) whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance, including, without limitation, accounts arising under any contracts (collectively, “Accounts”);

2

(ii) Inventory: All of SREP’s present and future (i) inventory, (ii) goods, merchandise and other personal property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by such SREP and all other items which have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of SREP’s business, (iii) raw materials, work-in-process and finished goods, (iv) materials, components and supplies of any kind, nature or description used or consumed in SREP’s business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above (collectively, “Inventory”).

(e) The Parties understand that the Collateral is the same as the collateral securing the SREP Note and the SolarMax Notes issued to other former limited partners of the Partnership.

3. Right with Respect to the Collateral.

(a) The Limited Partner shall have the right to file a UCC-1 with respect to the Limited Partner’s SolarMax Note without the signature of SREP. The Limited Partner hereby requests SREP to file the UCC-1 with the Secretary of State of the State of California and to provide the Limited Partner with evidence of filing within 45 days of the date of this Agreement, and SREP agreement to make the filing and provide the Limited Partner with evidence of filing.

(b) If an Event of Default, as defined in the SolarMax Note, shall occur and be continuing, the Noteholder may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of California or any other relevant jurisdiction at that time (the “Uniform Commercial Code”) (whether or not the Uniform Commercial Code applies to the affected Collateral).

(c) SREP shall not change its jurisdiction of organization or relocate its chief executive office, principal place of business or its records from its current address without at least seven (7) days prior notice to the Noteholder.

(d) If an Event of Default shall occur and be continuing under the Noteholder’s SolarMax Note, SREP hereby irrevocably constitutes and appoints such person (the “Noteholders’ Agent”)as may be designated by the holders of SolarMax Notes holding at least 50.1% of the then outstanding principal amount of SolarMax Notes, with full power of substitution, as its true and lawful attorney-in-fact with full, irrevocable power and authority in the place and stead of SREP and in the name of SREP or in its own name, from time to time at the Noteholders’ Agent’s discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Noteholders’ Agent the power and right, on behalf of SREP, subject to the rights of any creditor who holds a security interest in the Collateral senior to the rights of the Noteholder, without notice to or assent by SREP to do the following:

(i) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of SREP, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments (as defined in the UCC) that may constitute Collateral for the payment of monies due under any Collateral and to file any claim or take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Noteholders’ Agent for the purpose of collecting any and all such monies due under any Collateral whenever payable;

3

(ii) to pay or discharge any liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral;

(iii) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Noteholders’ Agent or as the Noteholders’ Agent shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts constituting or relating to the Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against SREP with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above, and in connection therewith, give such discharges or releases as the Noteholders’ Agent may deem appropriate and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Noteholders’ Agent were the absolute owner thereof for all purposes; and

(iv) to do, at the Noteholders’ Agent’s option and SREP’s expense, at any time, or from time to time, all acts and things which the Noteholders’ Agent may reasonably deem necessary to protect, preserve or realize upon the Collateral and the security interest therein in order to effect the intent of this Agreement, all as fully and effectively as SREP might do.

(e) After any Event of Default shall have occurred and while such Event of Default is continuing and subject to the rights of any creditor whose security interest in the Collateral is senior to the security interest of the Noteholder:

(i) The Noteholders’ Agent may exercise in addition to all other rights and remedies granted to it under this Agreement, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, SREP expressly agrees that in any such event Noteholders’ Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon SREP or any other person, may (i) reclaim, take possession, recover, store, maintain, finish, repair, prepare for sale or lease, shop, advertise for sale or lease and sell or lease (in the manner provided herein) the Collateral, and in connection with the liquidation of the Collateral use any trademark, copyright, or process used or owned by SREP and (ii) forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at the Noteholders’ Agent’s offices or elsewhere at such prices as it may deem commercially reasonable, for cash or on credit or for future delivery without assumption of any credit risk. SREP further agrees, at the Noteholders’ Agent’s request, to assemble the Collateral and make it available to the Noteholders’ Agent at places which the Noteholders’ Agent shall reasonably select, whether at SREP’s premises or elsewhere; it being understood that, because of the size of the Collateral, the Collateral may be assembled at SREP’s premises. The Noteholders’ Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in Section 3(e)(i), with the Company and SREP remaining jointly and severally liable for any deficiency remaining unpaid after such application. SREP agrees that the Noteholders’ Agent need not give more than twenty (20) days’ notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters.

4

(ii) SREP also agrees to pay all reasonable fees, costs and expenses of the Noteholders’ Agent, including, without limitation, attorneys’ fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(iii) SREP hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

(f) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by the Noteholders’ Agent, subject to the rights of creditors who have a security interest in the Collateral which is senior to the security interest of the Noteholder, in the following order of priorities:

(i) First, to the Noteholders’ Agent in an amount sufficient to pay in full the reasonable costs incurred in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Noteholders’ Agent in connection therewith, including, without limitation, attorneys’ fees; provided that SREP shall not pay the fees of more than one firm of attorneys representing all creditors with a security interest in the Collateral;

(ii) Second, to the holders of all debt secured by the Collateral in an amount equal to the then unpaid secured obligations of SREP to the such creditors with respect to their respective secured debt obligations such payments to be made in accordance with the applicable provisions of the UCC; and

(iii) Finally, upon payment in full of the obligations to such creditors, including the Noteholder, to SREP or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

(g) Payment by the Company and SREP of the principal of and interest on the SolarMax Note and the right of the Noteholder and Noteholders’ Agent to exercise their rights under this Section 3 are subject and subordinated to the rights of the holders of present or future Senior Indebtedness (as defined in the SolarMax Note), all as set forth in Section 9 of the SolarMax Note.

4. Representations and Warranties of the Limited Partner. The Limited Partner represents and warrants to the Partnership, SREP and SolarMax as follows:

(a) The Limited Partner has the legal capacity and authority to execute, deliver and perform this Agreement. This Agreement is a legal, valid and binding obligation of the Limited Partner enforceable against the Limited Partner in accordance with its terms, except as enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws and subject to general principles of equity. The Limited Partner is the sole lawful record and beneficial of the owner of all of the Interests, as defined in the Partnership Agreement, purported to be owned by the Limited Partner, and there are no voting trusts, voting agreements, proxies or other agreements or instruments or understandings with respect to voting of the Interests of the Limited Partner. No person has any right, option or interest in the Limited Partner’s Interest, and the Limited Partner’s Interest is not subject to any option, security interest, pledge, right of first refusal, spousal right or any other right or encumbrance of any kind and description, and the Limited Partner is not a party to any agreement or informal understanding with respect to any of the foregoing.

(b) The Limited Partner understands that SolarMax is a privately-owned corporation that has filed a registration statement on Form S-1 with respect to a proposed underwritten public offering of its securities. SolarMax can give no assurance that it will complete a public offering of its securities or, if it does complete a public offering of its securities, as to the offering price or any future price of SolarMax’s common stock. The Limited Partner understands that an investment in SolarMax involves a high degree of risk, including the possibility that neither SolarMax nor SREP will have the funds to pay the Limited Partner’s SolarMax Note when it becomes due. In accepting the SolarMax Note, the Limited Partner is not relying upon any projection as to future results of operations, cash flow or stockholders’ equity.

5

(c) The Limited Partner is an accredited investor and the information set forth in the Accredited Investor Questionnaire, which is set forth as Exhibit A, is true and correct. The Limited Partner has such knowledge and experience in financial and business matters as to enable the Limited Partner to understand the nature and extent of the risks involved in making accepting the SolarMax Note. The Limited Partner is fully aware that such investments can and sometimes do result in the loss of the entire investment. The transaction contemplated by this Agreement represents a fair transaction and a fair payment in satisfaction of his/her limited partnership interest. The Limited Partner further represents and warrants that he or she has conducted such due diligence regarding the transactions contemplated hereunder and the SolarMax Note as he/she deems necessary and has reviewed this Agreement with his or her own counsel, accountants and investment advisors to the extent that the Limited Partner deems it necessary.

(d) The Limited Partner is acquiring the SolarMax Notes and, upon conversion of the SolarMax Note, the shares of SolarMax common stock, par value $0.001 per share, issuable upon conversion of the SolarMax Note (the “Conversion Shares”), for investment and not with a view to the sale or distribution thereof, for the Limited Partner’s own account and not on behalf of others; has not granted any other person any interest or participation in or right or option to purchase all or any portion of the SolarMax Note or Conversion Shares; is aware that the SolarMax Note and Conversion Shares are restricted securities within the meaning of Rule 144 of the SEC under the Securities Act, and may not be sold or otherwise transferred other than pursuant to an exemption from registration.

(e) The Limited Partner understands that he or she has no registration rights with respect to the Conversion Shares. The Limited Partner understands that he or she will only be able to sell the Conversion Shares pursuant to an exemption from the registration requirements of the Securities Act, including Rule 144. The Limited Partner covenants and agrees that the Conversion Shares may not be publicly sold or transferred prior to the later of (i) six months from the date of issuance of the Conversion Shares or (ii) six months from the date that SolarMax first receives the proceeds from its initial public offering. The certificate for the shares will include a legend with respect to the provisions of the preceding sentence as well as a standard investment legend, and SolarMax will issue stop transfer instructions to its transfer agent covering the covenant set forth in this Section 4(e). The Limited Partner will not transfer any SolarMax Notes or Conversion Shares or any interest therein except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to it as to the availability of any exemption. The Limited Partner acknowledges and agrees that the Company will refuse to register any transfer of any SolarMax Note or Conversion Shares that is not made pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state securities laws.

(f) There are no authorizations, consents, permits, licenses or approvals of, or declarations, registrations, or filings with, any governmental or regulatory authority required by the Limited Partner in connection with the execution, delivery or performance by the Limited Partner of this Agreement or the consummation by the Limited Partner of the transactions contemplated hereby.

(g) The execution, delivery and performance of this Agreement by the Limited Partner of the transactions contemplated hereby will not materially violate, breach, conflict with, constitute a default or result in the imposition of any lien, claim, or encumbrance on the Interests under (i) any provision of the Partnership Agreement; or (ii) any law, statute, rule or regulation or order, writ, judgment, injunction, award, or decree of any court, arbitrator or governmental or regulatory body to which the Limited Party or any of his/her properties are subject.

6

(h) All of the information set forth in the Limited Partner’s Form I-526 and Form I-829 is true and correct in all material respects.

(i) The Limited Partner represents and warrants that no broker or finder was involved directly or indirectly in connection with the transactions contemplated by this Agreement. The Limited Partner shall indemnify the Partnership, SREP and SolarMax and their respective managers, officers, directors and affiliates and hold them harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of the Limited Partner’s warranty contained in this Section 4(i).

(j) No person has made to the Limited Partner any written or oral representations:

(i) that any person will resell or repurchase any of the SolarMax Note or Conversion Shares;

(ii) as to the future price or value of the common stock of SolarMax.

(k) The funds used to purchase the Interest in the Partnership were not and are not directly or indirectly derived from activities that contravene (i) United States federal, state, or international laws and regulations, including anti-money laundering laws and regulations and (ii) if the Limited Partner is a citizen or resident of a country other than the United States, the anti-money laundering and similar laws of such country. United States federal regulations and Executive Orders administered by Office of Foreign Assets Control (“OFAC”) prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

(l) To the best of the Limited Partner’s knowledge, none of: (i) the Limited Partner; (ii) any person controlling or controlled by the Limited Partner; (iii) any person having a beneficial interest in the Limited Partner; or (iv) any person for whom the Limited Partner is acting as agent or nominee in connection with the purchase of the Units:

(i) is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. The Limited Partner agrees to promptly notify the Company should the Limited Partner become aware of any change in the information set forth in these representations; or

(ii) is a senior foreign political figure , or any immediate family member or close associate of a senior foreign political figure, as such terms are defined in the footnotes below.

(m) The Limited Partner is not affiliated with a non-U.S. banking corporation.

(n) The Limited Partner’s address set forth on the signature page is the Limited Partner’s true and correct address.

(o) The Limited Partner understands that the Company is relying upon the truth and accuracy of, and the Limited Partner’s compliance with, the representations, warranties and agreements of the Limited Partner set forth herein, and the Limited Partner acknowledges that he is not relying on any representation or warranty by the Company except as expressly set forth in this Agreement.

7

(p) The Limited Partner agrees that the terms of this Agreement shall be kept confidential and not disclosed, except to the Limited Partner’s financial advisors, attorneys and accountants who agree to be bound by this Section 4(p) and except to the extent that disclosure is required by law. The Limited Partner’s obligation pursuant to this Section 4(p) shall terminate at such time as SolarMax discloses the terms of this Agreement in its filings with the Securities and Exchange Commission.

(q) The Limited Partner may not transfer the Note except to an accredited investor who makes the representations set forth in Sections 4(c), 4(d), 4(e) and 4(p) of this Agreement, with the references to the Limited Partner relating to the transferee and the reference to this Agreement in Section 4(p) relating to the agreement pursuant to which the transferee acquires the Note from the Limited Partner.

5. Representations and Warranties of the Partnership. The Partnership represents and warrants to the Limited Partner, SREP and SolarMax as follows:

(a) The Partnership is a limited partnership organized, validly existing and in good standing under the laws of the State of California, has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently and proposed to be conducted.

(b) This Agreement have been authorized by general partner of the Partnership and, when executed by the Limited Partner, SREP and SolarMax, will constitute the valid and binding agreements of the Partnership, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and except that remedies that the grant equitable relief are in the discretion of the court.

(c) The execution, delivery and performance by the Partnership and the consummation of the transactions contemplated hereby will not, with or without the passage of time or giving of notice, result in any such material violation or default or result in the creation of any material lien, charge or encumbrance upon any assets of the Partnership or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Partnership, its business or operations, or any of its assets or properties.

(d) There is no action, suit, proceeding or investigation pending or, to the Partnership’s knowledge, currently threatened against the Partnership that questions the validity of this Agreement or the right of the Partnership to enter into this Agreement or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, if determined adversely to the Partnership, in a Material Adverse Effect. The Partnership is not a party to, or to the Partnership’s knowledge named in, any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. As used in this Agreement, a Material Adverse Effect affecting any Party means any adverse effect on the business, operations, properties or financial condition of such Party and its subsidiaries, if any, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of such Party to perform any of its material obligations under this Agreement or, with respect to SolarMax or SREP, the SolarMax Notes, or to perform its obligations under any other material agreement.

6. Representations and Warranties of SREP and SolarMax. SREP and SolarMax jointly and severally represent and warrant to the Limited Partner and the Partnership as follows.

(a) SolarMax is a corporation organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently and proposed to be conducted. SREP is a corporation organized, validly existing and in good standing under the laws of the State of California, has all requisite power and authority to own and operate its properties and assets and to carry on its business as presently and proposed to be conducted. Neither SolarMax nor SREP has failed to qualify to transact business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a Material Adverse Effect.

8

(b) This Agreement and the SolarMax Notes have been authorized by boards of directors of SolarMax and SREP and, when executed by the Partnership and the Limited Partner, will constitute the valid and binding agreements of SolarMax and SREP, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, liquidation, fraudulent conveyance and other similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and except that remedies that the grant equitable relief are in the discretion of the court.

(c) The issuance of the Conversion Shares has been authorized by the SolarMax’ board of directors and the Conversion Shares, when issued pursuant to the terms of the SolarMax Note, will be free of restrictions on transfer other than restrictions on transfer under the Securities Act and other applicable state and federal securities laws and restrictions incurred by the Limited Partner and the provisions of this Agreement.

(d) SolarMax and SREP have all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect. Neither SolorMax nor SREP is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(e) The execution, delivery and performance by SolarMax and SREP of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the passage of time or giving of notice, result in any such material violation or default or result in the creation of any material lien, charge or encumbrance upon any assets of SolarMax or SREP or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to SolarMax or SREP, their respective businesses or operations, or any of their respective assets or properties.

(f) There is no action, suit, proceeding or investigation pending or, to SolarMax’ or SREP’s knowledge, currently threatened against SolarMax or SREP that questions the validity of this Agreement or the SolarMax Notes or the right of SolarMax or SREP to enter into this Agreement, to issue the SolarMax Notes or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, if determined adversely to the Company, in a Material Adverse Effect. Neither SolarMax nor SREP is a party to, or to SolarMax’ or SREP’s knowledge named in, any order, writ, injunction, judgment or decree of any court, government agency or instrumentality.

(g) Subject in part to the truth and accuracy of the Limited Partner’s representations set forth in this Agreement, the offer, sale and issuance of the SolarMax Notes as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither SolarMax nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

7. Right to Issue Additional SolarMax Notes. Nothing in this Agreement shall be construed to prohibit SolarMax and SREP from issuing to other limited partners of the Partnership SolarMax Notes which are secured by a security interest in the Collateral.

8. Release by Limited Partner.

(a) The Limited Partner, on his or her own behalf and on behalf of his or her family members, heirs, executors, administrators, successors and assigns, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, hereby unconditionally and irrevocably releases and discharges the Partnership, the general partner of the Partnership, SREP and SolarMax, and their respective members, general partners, offices, directors, counsel, predecessors, agents and employees and their respective heirs, executors, administrators, successors and assigns and from any and all actions, causes of action, suits, debts, sums of money, accounts, reckonings, notes, bonds, warrants, bills, specialties, covenants, contracts, controversies, agreements, liabilities, obligations, undertakings, promises, damages, claims and demands whatsoever, whether known or unknown, suspected or unsuspected, or in law, admiralty or equity, against them or any of them which the Limited Partner and his or her heirs, executors, administrators, successors and assigns ever had, now have or in the future can, shall or may have, for, upon or by reason of any matter, cause or thing arising from the beginning of the world to the date of this Agreement; provided, that nothing in this Section 8(a) shall be construed as a release by SREP or SolarMax of their obligations under the SolarMax Note or as a release of the Partnership, SREP and SolarMax of their obligations under this Agreement.

9

(b) The Limited Partner understands and acknowledges that the Limited Partner has read and understands Section 1542 of the California Civil Code which reads as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

(c) The Limited Partner, having consulted legal counsel to the extent that the Limited Partner deems necessary, hereby expressly waives and relinquishes all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the releases granted herein, including but not limited to the release of unknown and unsuspected claims granted in this Agreement. In furtherance of the foregoing release, to the maximum extent permitted by applicable law, neither the Partnership nor its general partner nor SREP nor SolarMax shall have any liability whatsoever in connection with, related to or arising from this Agreement, including (without limitation) special, consequential, exemplary, direct or indirect damages.

9. Miscellaneous.

(a) This Agreement (together with the any exhibits referred to herein or delivered pursuant to or in connection with this Agreement) constitutes the entire agreement among the Parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all Parties with respect to a modification or amendment or the Party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement. No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(b) Each of the Parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that Party in connection with this Agreement.

(c) All notices provided for in this Agreement shall be in writing signed by the Party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed. Notices shall be deemed to have been received on the date of delivery or attempted personal delivery if sent by registered or certified mail, by messenger or by an overnight courier services which provides evidence of delivery or attempted delivery, of if sent by telecopier (if a telecopier number is provided) or e-mail, upon the date of delivery. Notices shall be sent to the Parties at their respective addresses set forth on the signature page of this Agreement. Any Party may, by like notice, change the address, person or telecopier number or email to which notice shall be sent.

10

(d) This Agreement shall be governed and construed in accordance with the laws of the State of Nevada applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the Parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement may be brought in the federal or state courts located in the Clark County in the State of Nevada, (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent that any service of process may be made (x) in the manner set forth in Section 9(c) of this Agreement (other than by telecopier or e-mail), or (y) by any other method of service permitted by law.

(e) THE PARTIES WAIVE THE RIGHT TO A TRIAL BY JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW. EACH PARTY REPRESENTS AND WARRANTS THAT SUCH PARTY HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(f) Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(h) This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

(i) This Agreement shall not be construed more strongly against any Party regardless of who is responsible for its preparation. The Parties acknowledge each contributed and is equally responsible for its preparation. In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

(j) In computing any period of time under this Agreement, the day of the act or event from which the specified period begins to run is not included. The last day of the period is included, unless it is a Saturday, Sunday or legal holiday, in which case the period will run until the end of the next day that is not a Saturday, Sunday or legal holiday. For purposes of this Section 8(j), a day shall be deemed to end at 5:00 p.m. in the time zone of the governing law of this Agreement.

11

(k) Each Party shall, upon reasonable request by another Party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement.

(l) This Agreement is not intended to, nor does it, in any way confer any rights on any third parties. No third-party beneficiaries (whether express or implied or by operation of law or otherwise) are intended or created by this Agreement except as expressly provided in this Agreement.

(m) Counterparts or signature pages may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes; provided, however, that manually signed copies of this Agreement shall be promptly delivered to the other Parties. If less than a complete copy of this Agreement is delivered to any Party, such Party is entitled to assume that the delivering Party accepts and agrees to all of the terms and conditions of the pages of this Agreement not delivered to the receiving Party unaltered.

(n) The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.

[Signatures on following page]

12

IN WITNESS WHEREOF, each of the Parties below hereby agrees to and accepts this agreement as of the date first set forth above:

Address, Email and Telecopier	Signature
____________________________
[Name of Limited Partner]

____________________________

CLEAN ENERGY FUNDING, LP By: INLAND EMPIRE RENEWABLE ENERGY REGIONAL CENTER, LLC, General Partner By: __________________________ Name: ________________________ Title: ________________________
SOLARMAX RENEWABLE ENERGY PROVIDER, INC. By: __________________________ Name: ________________________ Title: ________________________
SOLARMAX TECHNOLOGY, INC. By: __________________________ Name: ________________________ Title: ________________________

13

Exhibit A

Accredited Investor Questionnaire for Individuals

The following are tests for an accredited investor who is an individual. Please initial which tests are applicable. Please initial all that apply.

_____A natural person whose individual net worth or joint net worth with Lender’s spouse, at the time of this purchase exceeds $1,000,000 (PLEASE NOTE: In calculating net worth, you include all of your assets (other than your primary residence), whether liquid or illiquid, such as cash, stock, securities, personal property and real estate based on the fair market value of such property MINUS all debts and liabilities (other than indebtedness secured by your primary residence, up to the estimated fair market value of the primary residence, unless the borrowing occurs in the 60 days preceding the purchase of the Units and is not in connection with the acquisition of the primary residence. In such cases, the debt secured by the primary residence must be treated as a liability in the net worth calculation.). In the event any incremental mortgage or other indebtedness secured by your primary residence occurs in the 60 days preceding the date of the purchase of the Units, the incremental borrowing must be treated as a liability and deducted from your net worth even though the value of your primary residence will not be included as an asset. Further, the amount of any mortgage or other indebtedness secured by your primary residence that exceeds the fair market value of the residence should also be deducted from your net worth);

_____ A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with Lender’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____ A director or executive officer of the Company.

14

 Exhibit B

Form of SolarMax Note

15